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                                                                      EXHIBIT 21

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                           ENTITIES OF ALLERGAN, INC.

                                                     PLACE OF INCORPORATION
               NAME OF SUBSIDIARY                    OR ORGANIZATION
               ------------------                    ---------------
               Allergan-Loa S.A.I.C. y F.            Argentina
               Allergan S.A.I.C. y F.                Argentina
               Allergan Australia Pty Limited        Australia
               Allergan Holdings Pty Limited         Australia
               Amawind Pty Limited                   Australia
               Pacific Eyecare Pty Limited           Australia
               Allergan N.V.                         Belgium
               Allergan-Lok Produtos                 Brazil
               Farmaceuticos Ltda.
               Allergan Inc.                         Canada
               CrownPharma Canada Inc.               Canada
               Allergan Laboratorios Limitada        Chile
               Allergan Pharmaceutical               China
               (Hangzhou) Co. Ltd.
               Allergan de Colombia S.A.             Colombia
               Allergan A/S                          Denmark
               Allergan France S.A.                  France
               Pharm-Allergan GmbH                   Germany
               Allergan Asia Limited                 Hong Kong
               Allergan Botox Limited                Ireland
               Allergan Sales, Limited               Ireland
               Allergan Services                     Ireland
               International,  Limited
               Allergan Trading                      Ireland
               International, Limited
               Allergan Treasury Services            Ireland
               Limited
               CrownPharma Limited                   Ireland
               Allergan S.p.A.                       Italy
               Allergan K.K.                         Japan
               Allergan Korea Ltd.                   Korea
               Allergan Afrasia Limited              Malta
               Allergan S.A. de C.V.                 Mexico
               Pharmac, S.A.M.                       Monaco
               Allergan B.V.                         Netherlands
               Allergan New Zealand Limited          New Zealand
               Allergan AS                           Norway
               Allergan Pakistan (Private)           Pakistan
               Limited
               Allergan Pharmaceuticals              Panama
               (Ireland) Ltd., Inc.
               Allergan Pte. Ltd.                    Singapore
               Allergan South Africa                 South Africa
               (Proprietary) Limited
               Allergan Pharmaceuticals              South Africa
               (Proprietary) Limited
               Allergan, S.A.                        Spain
               Allergan Norden AB                    Sweden
               Allergan AG                           Switzerland
               Allergan Optik Mamulleri              Turkey
               Sanayi Ve Ticaret Limited
               Allergan Farnborough Limited          United Kingdom
               Allergan Holdings Limited             United Kingdom
               Allergan Limited                      United Kingdom
               Allergan Elite, Inc.                  United States/CA
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
               Allergan Optical Irvine, Inc.         United States/CA
               Allergan Sales, Inc.(formerly         United States/CA
               Allergan Medical Optics)
               Allergan Services, Inc.               United States/CA
               AMO Puerto Rico, Inc.                 United States/CA
               (formerly Allergan America)
               Herbert Laboratories                  United States/CA
               Allergan America, Inc.                United States/DE
               (formerly Allergan Caribe,
               Inc.)
               Allergan General, Inc.                United States/DE
               Allergan Holdings, Inc.               United States/DE
               Allergan Optical Inc.                 United States/DE
               AMO Holdings, Inc.                    United States/DE
               Optical Micro Systems, Inc.           United States/DE
               Pacific I Limited, Inc.               United States/DE
               Pacific General, Inc.                 United States/DE
               Pacific Vision Limited, Inc.          United States/DE
               Allergan de Venezuela, S.A.           Venezuela
               (inactive)

               Allergan India Limited (Joint         India
               Venture)
               Pacific Pharma L.P. (Limited          Texas
               Partnership)
               Vision Pharmaceuticals L.P.           Texas
               (Limited Partnership)

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